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                                                                    Exhibit 10.9

                                NX NETWORKS, INC.
                              CONSULTING AGREEMENT

Agreement ("Agreement") dated this 1st day of December, 2000 by and between Nx Networks, Inc., a Delaware corporation doing business as Nx Networks and having its principal office located at 13595 Dulles Technology Drive, Herndon, VA 22071 ("Nx Networks") and Keir Kleinknecht, an individual residing at the address below his signature ("Consultant"). Nx Networks and Consultant are sometimes referred to hereinafter singly as "party" and collectively as "parties."

1. TERM. Subject to the terms of this Agreement, the term of this Agreement shall commence on the date specified above and continue for a period of two (2) years, provided that unless either party gives the other notice of termination not later than 15 days before the scheduled termination of this Agreement, the term shall continue for successive thirty (30) day periods until either party terminates this Agreement upon thrity (30) days prior written notice.

2. CONSULTING SERVICES. Consultant agrees to perform such consulting services as are requested of him from time to time by the Chief Executive Officer of Nx Networks. The time and location of performance shall be as mutually agreed between Consultant and the Chief Executive Officer of Nx Networks.

3.      COMPENSATION.

        a) RETAINER. Nx Networks shall pay to Consultant a retainer of $15,000 per calendar month during the term of this Agreement, prorated for partial months, which amount shall be payable within ten (10) days after the end of each month.

        b) WARRANTS. Nx Networks shall grant to Consultant warrants to acquire common stock of Nx Networks. The exercise price of all such warrants shall be $0.70 per share, and shall have a term of five years. The warrants shall be granted as follows:

           o 240,000 warrants upon execution of this Agreement, for services pursuant to this Agreement;
           o 100,000 warrants upon execution of this Agreement, which will only vest if a new chief executive officer joins Nx Networks on or before January 15, 2001; and

           o 160,000 warrants upon execution of this Agreement, which will only vest if a financing for at least $5 million is secured on or before February 15, 2001.

4. NON-EXCLUSIVE AGREEMENT. Nx Networks and Consultant do not intend that any exclusive relationship be created between them. Each party is free to independently pursue similar business opportunities.

5     CANCELLATION  OF  SERVICES.  Either  party has the  option of  canceling this Agreement at any time, effective upon notice to the other of such termination.

6. ASSIGNMENT. Consultant hereby agrees that all work provided hereunder shall be considered "work for hire" and that Netrix shall own all intellectual property rights to the deliverables described in Appendix A. Consultant agrees to complete any necessary paperwork, including but not limited to the execution

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of a formal  Assignment  Agreement in order to perfect Netrix' interests in such intellectual property rights.

7. NOTICES. All notices required hereunder shall be given in writing to the address listed above, either by personal delivery, by first class mail, return receipt requested, or by telex or facsimile. The date upon which any such notice is so personally delivered, or the date three (3) days after it is deposited in the mail, or the date the telex or fax is sent, shall be deemed to be the date of notice irrespective of the date appearing therein.

8. INDEPENDENT CONTRACTORS. The relationship of Nx Networks and Consultant established by this Agreement is that of independent contractors and nothing contained herein shall be construed to: (i) give either party the power to direct and control the day-to-day activities of the other; (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.

9. ASSIGNMENT. Any assignment by Consultant of this Agreement or any of its rights or obligations hereunder, either voluntarily or by operation of law shall be void without prior written consent of Nx Networks.

10. SURVIVAL OF OBLIGATIONS. All obligations of either party which, by their nature, require performance after the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement and continue to be enforceable.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

12. PUBLICITY. Neither party shall have the right to include the other party's name in marketing and other materials or to disclose and/or summarize the general nature of this Agreement except to comply with employment laws or when requested to do so in writing by the other party.

13. ENTIRE AGREEMENT. This Agreement together with the Appendices attached hereto, constitutes the entire Agreement between the parties.


Executed as of the date first above written.

NX NETWORKS, INC.                   Keir Kleinknecht

By:___________________                    Signature:____________________

Title:__________________                  Address: 242 East 48th Street
                                                   New York, NY 10017






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